Asset Backed Securities
BancCap

RATE_TYPE eq 'FIXED'
165 records

Selection Criteria: RATE_TYPE eq 'FIXED'
Table of Contents
  Summary Statistics
  Collateral Type
  Original Principal Balance
  Remaining Principal Balance
  Remaining Months to Maturity
  Current Mortgage Rates
  Original Loan-to-Value
  FICO Scores
  Debt-to-Income Ratio
  Geographic Distribution of the Mortgage Properties
  Occupancy Status
  Docmentation Types
  Purpose of Loans
  Credit Grade
  Property Types
  Original Term to Expiration of Prepayment Penalty
  Maximum Rates
  Minimum Rates
  Gross Margins
  Months of Next Rate Adjustment
  Initial Periodic Rate Cap
  Regular Periodic Rate Cap
  Interest Only Terms
  Originator

1. Summary Statistics

Number of Mortgage Loans: 165
Aggregate Scheduled Principal Balance: 29,578,038.77
Minimum Scheduled Balance: 38,421.98
Maximum Scheduled Balance: 619,557.91
Average Scheduled Balance: 179,260.84
Aggregate Original Principal Balance: 29,673,285.00
Minimum Original Balance: 38,500.00
Maximum Original Balance: 620,000.00
Average Original Balance: 179,838.09
Fully Amortizing Loans (NON BALLOON): 100.00
1st Lien: 100.00
Weighted Average Gross Coupon: 7.215
Minimum Coupon: 5.990
Maximum Coupon: 11.160
Weighted Average Original Term: 355
Minimum Original Term: 120
Maximum Original Term: 360
Weighted Average Stated Remaining Term: 351
Minimum Remaining Term: 116
Maximum Remaining Term: 360
Weighted Average Margin (ARM only): 0.000
Minimum Margin: 0.000
Maximum Margin: 0.000
Weighted Average Max Rate: 0.000
Minimum Max Rate: 0.000
Maximum Max Rate: 0.000
Weighted Average Min Rate: 0.000
Minimum Min Rate: 0.000
Maximum Min Rate: 0.000
Weighted Average Loan-to-Value: 77.31
Low LTV: 40.00
High LTV: 100.00
LTV = 80: 24.23
LTV > 80: 26.99
Weighted Average Fico: 629
Min FICO: 529
Max FICO: 783
Top 5 States: CA(29%),FL(10%),TX(10%),MD(7%),IL(5%)
% Silent Second: 14.44
WA Months to Next Adjustment Date: 0
WA CLTV: 80.08

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2. Collateral Type

Collateral Type	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Fixed	143	22,758,905.79	76.95	349	7.350	620	76.62
Fixed (IO)	22	6,819,132.98	23.05	355	6.765	657	79.61
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

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3. Original Principal Balance

Original Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0.01 - 50,000.00	1	38,500.00	0.13	357	8.000	570	56.62
50,000.01 - 100,000.00	44	3,393,354.00	11.44	336	8.459	608	76.76
100,000.01 - 150,000.00	37	4,463,822.00	15.04	345	7.638	615	75.28
150,000.01 - 200,000.00	27	4,861,660.00	16.38	349	6.976	630	76.75
200,000.01 - 250,000.00	22	4,888,195.00	16.47	356	7.224	633	79.02
250,000.01 - 300,000.00	12	3,275,325.00	11.04	355	6.742	628	75.85
300,000.01 - 350,000.00	9	2,914,939.00	9.82	355	6.736	628	76.45
350,000.01 - 400,000.00	4	1,500,000.00	5.06	355	6.833	598	78.75
400,000.01 - 450,000.00	4	1,724,540.00	5.81	356	6.996	655	80.66
450,000.01 - 500,000.00	3	1,456,250.00	4.91	356	6.578	632	79.77
500,000.01 - 550,000.00	1	536,700.00	1.81	356	7.615	783	85.00
600,000.01 - 650,000.00	1	620,000.00	2.09	355	6.540	659	73.81
Total:	165	29,673,285.00	100.00	351	7.215	629	77.31

* Based on the original balances of the Mortgage Loans

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4. Remaining Principal Balance

Remaining Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0.01 - 50,000.00	1	38,421.98	0.13	357	8.000	570	56.62
50,000.01 - 100,000.00	44	3,383,224.90	11.44	336	8.459	608	76.76
100,000.01 - 150,000.00	37	4,450,220.46	15.05	345	7.638	615	75.28
150,000.01 - 200,000.00	27	4,841,255.08	16.37	349	6.976	630	76.75
200,000.01 - 250,000.00	22	4,876,339.02	16.49	356	7.224	633	79.02
250,000.01 - 300,000.00	12	3,258,717.54	11.02	355	6.742	628	75.85
300,000.01 - 350,000.00	9	2,906,098.33	9.83	355	6.736	628	76.45
350,000.01 - 400,000.00	4	1,492,237.14	5.05	355	6.833	598	78.75
400,000.01 - 450,000.00	4	1,720,692.93	5.82	356	6.996	655	80.66
450,000.01 - 500,000.00	3	1,454,573.48	4.92	356	6.578	632	79.77
500,000.01 - 550,000.00	1	536,700.00	1.81	356	7.615	783	85.00
600,000.01 - 650,000.00	1	619,557.91	2.09	355	6.540	659	73.81
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

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5. Remaining Months to Maturity

Remaining Months to Maturity	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
61 - 120	1	50,832.09	0.17	116	7.690	595	59.77
121 - 180	7	641,333.79	2.17	177	7.603	603	66.91
181 - 240	2	223,005.57	0.75	237	7.853	624	64.46
301 - 360	155	28,662,867.32	96.91	356	7.200	629	77.68
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

Minimum: 116
Maximum: 360
Weighted Average: 351

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6. Current Mortgage Rates

Current Mortgage Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.500 - 5.999	4	1,093,902.86	3.70	354	5.990	614	80.40
6.000 - 6.499	20	5,218,135.81	17.64	354	6.333	633	74.51
6.500 - 6.999	42	9,477,248.94	32.04	354	6.745	635	77.53
7.000 - 7.499	22	4,223,476.10	14.28	349	7.269	629	78.60
7.500 - 7.999	31	4,211,144.92	14.24	332	7.710	632	77.24
8.000 - 8.499	20	2,508,092.01	8.48	354	8.246	612	76.53
8.500 - 8.999	13	1,846,466.35	6.24	358	8.763	610	78.00
9.000 - 9.499	5	379,999.12	1.28	358	9.182	619	78.33
9.500 - 9.999	2	240,561.06	0.81	358	9.676	620	76.82
10.000 - 10.499	3	176,760.95	0.60	358	10.299	659	88.17
10.500 - 10.999	1	70,596.33	0.24	356	10.550	583	90.00
11.000 - 11.499	2	131,654.32	0.45	359	11.127	582	90.48
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

Minimum: 5.990
Maximum: 11.160
Weighted Average: 7.215

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7. Original Loan-to-Value

Original Loan-to-Value	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
35.01 - 40.00	1	55,311.19	0.19	176	7.400	614	40.00
45.01 - 50.00	2	264,152.92	0.89	309	7.613	570	47.67
50.01 - 55.00	4	377,058.81	1.27	357	8.055	594	53.71
55.01 - 60.00	7	856,536.54	2.90	298	7.441	609	58.23
60.01 - 65.00	5	545,156.11	1.84	325	6.976	597	64.48
65.01 - 70.00	16	3,115,401.66	10.53	353	7.018	595	68.74
70.01 - 75.00	32	6,848,778.65	23.15	355	6.867	625	73.96
75.01 - 80.00	56	9,533,655.59	32.23	354	7.343	629	79.60
80.01 - 85.00	26	5,432,822.33	18.37	350	7.346	662	84.28
85.01 - 90.00	12	2,257,614.62	7.63	355	7.170	633	88.93
90.01 - 95.00	2	144,716.23	0.49	358	10.097	602	95.00
95.01 - 100.00	2	146,834.12	0.50	356	8.925	658	100.00
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

The loan-to-value ("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

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8. FICO Scores

FICO Scores	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
520 - 539	2	237,309.84	0.80	253	8.137	531	63.97
540 - 559	13	1,652,794.28	5.59	356	7.850	551	69.95
560 - 579	16	2,582,264.08	8.73	351	7.001	568	71.48
580 - 599	24	4,587,248.91	15.51	351	7.383	588	77.67
600 - 619	25	3,808,108.17	12.87	345	7.294	611	75.92
620 - 639	31	5,760,140.08	19.47	354	7.189	629	79.69
640 - 659	23	4,487,328.83	15.17	348	6.973	652	77.65
660 - 679	13	2,274,832.26	7.69	349	7.189	666	79.10
680 - 699	8	1,693,471.15	5.73	356	7.215	688	81.54
700 - 719	5	1,106,342.02	3.74	355	6.768	709	80.61
720 - 739	3	676,597.46	2.29	357	7.026	734	76.04
740 - 759	1	174,901.69	0.59	356	6.690	744	81.40
780 - 799	1	536,700.00	1.81	356	7.615	783	85.00
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

Minimum: 529
Maximum: 783
Weighted Average: 629

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9. Debt-to-Income Ratio

Debt-to-Income Ratio	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
<= 20.00	3	161,877.80	0.55	303	9.231	649	90.57
20.01 - 25.00	12	1,414,352.95	4.78	357	7.575	618	76.79
25.01 - 30.00	13	2,379,971.64	8.05	346	7.143	671	80.81
30.01 - 35.00	21	4,380,665.12	14.81	348	6.997	628	78.44
35.01 - 40.00	26	4,853,472.57	16.41	356	7.046	633	77.62
40.01 - 45.00	36	6,482,103.24	21.92	348	7.115	617	74.18
45.01 - 50.00	47	8,686,711.00	29.37	351	7.412	630	77.91
50.01 - 55.00	7	1,218,884.45	4.12	355	7.254	593	76.43
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

Non-Zero Minimum: 13.13
Maximum: 54.54
Weighted Average: 39.96

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10. Geographic Distribution of the Mortgage Properties

Geographic Distribution of the Mortgage Properties	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
California	28	8,539,326.26	28.87	355	6.749	631	76.39
Florida	15	2,848,079.72	9.63	347	7.081	615	73.28
Texas	29	2,845,410.60	9.62	337	8.317	618	76.84
Maryland	8	1,994,056.17	6.74	355	7.086	641	78.51
Illinois	10	1,622,793.42	5.49	355	7.124	628	78.48
Minnesota	8	1,276,308.84	4.32	355	7.146	640	78.75
Massachusetts	6	1,120,102.50	3.79	327	7.113	609	78.07
New York	5	1,106,714.37	3.74	355	6.736	599	82.76
Virginia	6	879,536.51	2.97	341	6.998	617	75.44
Michigan	5	871,966.58	2.95	356	7.771	713	83.28
Arizona	4	756,768.35	2.56	357	7.464	663	76.82
New Jersey	4	689,851.17	2.33	355	7.485	627	74.39
Oregon	4	668,315.24	2.26	355	7.343	639	88.22
Pennsylvania	5	576,966.80	1.95	356	7.861	605	70.66
Washington	3	498,269.72	1.68	358	7.656	684	81.11
Georgia	3	470,146.36	1.59	326	7.678	657	82.09
Ohio	4	380,981.04	1.29	355	7.532	590	77.59
Wisconsin	2	321,087.28	1.09	355	8.622	622	81.82
Hawaii	1	309,651.33	1.05	354	6.100	564	68.46
Indiana	4	290,202.61	0.98	357	7.732	620	79.90
Louisiana	3	267,141.77	0.90	309	8.149	567	73.72
Rhode Island	1	218,841.69	0.74	353	6.390	672	69.52
Nevada	1	218,016.54	0.74	355	6.590	607	76.84
South Carolina	1	207,600.68	0.70	356	7.300	630	85.00
Connecticut	1	194,369.15	0.66	356	7.113	624	89.45
Washington DC	1	159,519.59	0.54	356	7.490	563	48.19
North Carolina	1	114,022.63	0.39	355	8.300	629	80.00
Tennessee	1	72,541.42	0.25	358	9.100	592	95.00
Arkansas	1	59,450.43	0.20	358	10.300	657	100.00
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

Number of States Represented: 29

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11. Occupancy Status

Occupancy Status	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Primary Home	148	26,678,636.17	90.20	350	7.138	627	77.12
Investor Property	15	2,700,317.28	9.13	356	7.867	648	78.41
Vacation Home	2	199,085.32	0.67	356	8.735	606	88.63
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

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12. Docmentation Types

Docmentation Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Full Documentation	130	23,414,903.61	79.16	350	7.082	624	77.48
Stated Documentation	35	6,163,135.16	20.84	352	7.718	646	76.69
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

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13. Purpose of Loans

Purpose of Loans	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Refinance - Cash Out	122	23,164,326.53	78.32	350	7.056	625	76.43
Purchase	29	4,102,543.90	13.87	355	8.031	657	81.87
Refinance - Rate/Term	14	2,311,168.34	7.81	349	7.363	617	78.12
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

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14. Credit Grade

Credit Grade	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	11	2,728,990.68	9.23	352	7.158	613	78.76
PAG I	93	16,359,263.46	55.31	350	7.220	651	79.18
PAG II	23	4,613,704.22	15.60	350	6.949	620	73.89
PAG III	30	4,899,758.89	16.57	351	7.353	580	74.86
PAG IV	7	881,722.48	2.98	356	7.874	565	70.06
PAG V	1	94,599.04	0.32	356	7.650	638	75.00
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

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15. Property Types

Property Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Single Family	125	22,129,800.35	74.82	352	7.178	626	77.46
PUD	22	3,917,442.51	13.24	349	7.189	620	77.34
Two-Four Family	11	2,556,579.41	8.64	355	7.379	650	75.58
Condominium	6	836,615.65	2.83	320	7.672	678	81.40
Townhouse/Rowhouse	1	137,600.85	0.47	179	7.990	533	60.00
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

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16. Original Term to Expiration of Prepayment Penalty

Original Term to Expiration of Prepayment Penalty	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	56	8,726,295.69	29.50	346	7.508	630	77.31
12	7	1,679,697.28	5.68	355	7.135	609	78.68
24	10	1,497,601.39	5.06	356	7.395	617	77.89
36	92	17,674,444.41	59.76	352	7.062	631	77.13
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

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17. Maximum Rates

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18. Minimum Rates

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19. Gross Margins

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20. Months of Next Rate Adjustment

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21. Initial Periodic Rate Cap

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22. Regular Periodic Rate Cap

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23. Interest Only Terms

Interest Only Terms	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	143	22,758,905.79	76.95	349	7.350	620	76.62
60	22	6,819,132.98	23.05	355	6.765	657	79.61
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

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24. Originator

Originator	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Encore Credit	103	21,595,407.96	73.01	352	6.933	631	77.58
Flexpoint Funding	6	915,647.82	3.10	357	8.258	591	73.06
Funding America	43	5,212,721.57	17.62	342	8.142	623	76.15
Maribella Mortgage	11	1,680,247.00	5.68	355	7.265	633	79.48
Oakstreet Mortgage	2	174,014.42	0.59	360	8.496	597	80.00
Total:	165	29,578,038.77	100.00	351	7.215	629	77.31

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Asset Finance Group

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, s olicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obliga tion to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disrega rded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.